Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Jessica Hazel (615) 235-4367

Media Contact:	Janella Escobar (615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR THIRD QUARTER FISCAL 2017, RAISES FULL-YEAR EARNINGS GUIDANCE, INCREASES QUARTERLY DIVIDEND AND DECLARES SPECIAL DIVIDEND

Third Quarter Operating Income Margin increased 60 basis points

Board Increases Quarterly Dividend to $1.20 per Share and Declares Special Dividend of $3.50 per Share

LEBANON, Tenn. – May 23, 2017 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2017 ended April 28, 2017.

Third Quarter Fiscal 2017 Highlights

•	Operating income margin as a percent of total revenue increased 60 basis points over the prior year quarter to 10.2%.

•	Earnings per diluted share were $1.95, compared to GAAP earnings per diluted share of $2.04 in the prior year quarter. Adjusted for the impact of the reduction of provisions for uncertain tax positions, earnings per diluted share increased 7.1% from adjusted EPS of $1.82 in the prior year quarter. (See non-GAAP reconciliation below.)

•	The Company announced that its Board of Directors increased the quarterly dividend to $1.20 per share on the Company’s common stock, which represents a 4.3% increase over the Company’s previous quarterly dividend of $1.15.

•	The Board of Directors also declared a special dividend of $3.50 per share on the Company’s common stock.

Commenting on the third quarter, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We are pleased to report that third quarter earnings per diluted share exceeded our expectations. Our operating income margin continues to grow as a result of commodity market favorability and our ongoing cost reduction initiatives. Our confidence in the strength of the Cracker Barrel brand is reflected in our raised full-year earnings guidance, our increased quarterly dividend, and our declared special dividend.”

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

Third Quarter Fiscal 2017 Results

Revenue

Total revenue for the third quarter of fiscal 2017 of $700.4 million was flat compared to the prior year quarter. Comparable store restaurant sales decreased 0.4%, as a 2.1% decline in comparable store restaurant traffic was partially offset by a 1.7% increase in average check. The average menu price increase for the quarter was approximately 1.6%. Comparable store retail sales decreased 4.7% from the prior year quarter.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of February, March, and April and the third quarter were as follows:

	February	March	April	Third Quarter
Comparable restaurant traffic	-3.2%	-2.8%	-0.7%	-2.1%
Average check	1.5%	1.5%	1.9%	1.7%
Comparable restaurant sales	-1.7%	-1.3%	1.2%	-0.4%
Comparable retail sales	-8.4%	-11.4%	3.5%	-4.7%

Beginning in the third quarter, the Company modified its method for calculating traffic to more accurately reflect both dine-in and off premise dining occasions. The Company now measures traffic growth as change in entrées sold (reflected in the above table), which includes entrees in our dine-in, to-go, and catering business; as we believe this measurement approach more accurately reflects underlying business growth.

Within the Supplemental Information section of this earnings release, the Company has provided comparable restaurant traffic, measured as change in entrées sold, for fiscal 2017 by quarter.

Operating Income

Operating income in the third quarter was $71.5 million, or 10.2% of total revenue, an increase over the prior year quarter result of $67.0 million, or 9.6% of total revenue. As a percentage of total revenue, reductions in cost of goods sold and general and administrative expenses were partially offset by increases in labor and related expenses and other store operating expenses.

Diluted Earnings per Share

Earnings per diluted share were $1.95, compared to GAAP EPS of $2.04 in the prior year quarter. Adjusted for the impact of the reduction of provisions for uncertain tax positions, earnings per diluted share increased 7.1% from adjusted EPS of $1.82 in the prior year quarter. (For a reconciliation of GAAP to non-GAAP financial measures, please see the tables accompanying this release.)

Quarterly Dividend Increase and Special Dividend

The Company announced that its Board of Directors increased the quarterly dividend to $1.20 per share on the Company’s common stock, which represents a 4.3% increase over the Company’s previous quarterly dividend of $1.15. The quarterly dividend is payable on August 4, 2017 to shareholders of record on July 14, 2017.

The Board of Directors also declared a special dividend of $3.50 per share on the Company’s common stock. This is the Company’s third special dividend declaration. The special dividend is payable on July 28, 2017 to shareholders of record on July 14, 2017.

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

Fiscal 2017 Outlook

Based upon year-to-date financial performance and current estimates, the Company raised its full-year earnings guidance and now expects to report earnings per diluted share for the 2017 fiscal year between $8.25 and $8.35. The Company expects total revenue of approximately $2.95 billion, reflecting the expected opening throughout fiscal 2017 of six new Cracker Barrel stores and three new Holler & Dash Biscuit House restaurants. The Company now expects comparable store restaurant sales of between flat and 0.5% and comparable store retail sales of approximately -3.5%, reflecting the Company’s more cautious expectations for the fourth quarter. The Company expects food commodity deflation of approximately 4.5% for the year. The Company now projects an operating income margin of approximately 10.5% of total revenue for fiscal 2017. The Company expects depreciation expense between $85 million and $87 million; net interest expense of approximately $15 million; and capital expenditures of approximately $125 million. The Company anticipates an effective tax rate for fiscal 2017 of approximately 32%.

The Company expects to report earnings per diluted share for the fourth quarter of 2017 of between $2.10 and $2.20. The Company reminds investors that its outlook for fiscal 2017 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2017 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through June 6, 2017.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 644 company-owned Cracker Barrel locations and four company-owned Holler & Dash Biscuit House locations across 44 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2017 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	4/28/17	4/29/16	Percentage Change	4/28/17	4/29/16	Percentage Change
Total revenue	$700,410	$700,136	0%	$2,183,063	$2,166,767	1%
Cost of goods sold (exclusive of depreciation and rent)	205,882	212,382	(3)	673,911	700,287	(4)
Labor and other related expenses	250,819	249,324	1	759,193	745,581	2
Other store operating expenses	136,231	135,011	1	415,136	411,821	1

Store operating income	107,478	103,419	4	334,823	309,078	8
General and administrative expenses	36,000	36,391	(1)	104,905	106,217	(1)

Operating income	71,478	67,028	7	229,918	202,861	13
Interest expense	3,389	3,436	(1)	10,703	10,549	1

Pretax income	68,089	63,592	7	219,215	192,312	14
Provision for income taxes	21,165	14,423	47	71,209	54,036	32

Net income	$46,924	$49,169	(5)	$148,006	$138,276	7

Earnings per share – Basic:	$1.95	$2.05	(5)	$6.16	$5.77	7

Earnings per share – Diluted:	$1.95	$2.04	(4)	$6.14	$5.75	7

Weighted average shares:
Basic	24,042,573	23,941,188	0	24,028,175	23,945,184	0
Diluted	24,121,203	24,073,778	0	24,111,753	24,064,624	0
Ratio Analysis
Total revenue:
Restaurant	82.1%	81.5%		79.7%	79.1%
Retail	17.9	18.5		20.3	20.9

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	29.4	30.3		30.9	32.3
Labor and other related expenses	35.8	35.6		34.8	34.4
Other store operating expenses	19.5	19.3		19.0	19.0

Store operating income	15.3	14.8		15.3	14.3
General and administrative expenses	5.1	5.2		4.8	4.9

Operating income	10.2	9.6		10.5	9.4
Interest expense	0.5	0.5		0.5	0.5

Pretax income	9.7	9.1		10.0	8.9
Provision for income taxes	3.0	2.1		3.2	2.5

Net income	6.7%	7.0%		6.8%	6.4%

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/28/17	4/29/16
Assets
Cash and cash equivalents	$183,693	$176,692
Property held for sale	200	0
Accounts receivable	18,602	18,667
Income tax receivable	1,344	10,033
Inventory	155,532	145,882
Prepaid expenses	15,902	15,874
Deferred income taxes	2,867	5,636
Property and equipment, net	1,093,354	1,060,513
Other long-term assets	63,534	62,656

Total assets	$1,535,028	$1,495,953

Liabilities and Shareholders’ Equity
Accounts payable	$98,462	$88,011
Other current liabilities	239,808	228,170
Long-term debt	400,000	400,000
Interest rate swap liability	6,523	17,559
Other long-term obligations	128,230	128,007
Deferred income taxes	60,045	53,773
Shareholders’ equity, net	601,960	580,433

Total liabilities and shareholders’ equity	$1,535,028	$1,495,953

Common shares issued and outstanding	24,042,573	23,941,998

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	4/28/17	4/29/16
Cash flows from operating activities:
Net income	$148,006	$138,276
Depreciation and amortization	63,628	57,481
Loss on disposition of property and equipment	3,760	3,812
Share-based compensation, net of excess tax benefit	5,144	6,830
(Increase) decrease in inventories	(3,224)	7,176
(Decrease) in accounts payable	(34,031)	(45,106)
Net changes in other assets and liabilities	19,789	(19,111)

Net cash provided by operating activities	203,072	149,358

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(80,861)	(69,504)
Proceeds from sale of property and equipment	413	639

Net cash (used in) investing activities	(80,448)	(68,865)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(6,031)	(5,281)
Excess tax benefit from share-based compensation	1,203	2,063
Purchases and retirement of common stock	0	(14,653)
Dividends on common stock	(85,069)	(151,385)

Net cash (used in) financing activities	(89,897)	(169,256)

Net increase (decrease) in cash and cash equivalents	32,727	(88,763)
Cash and cash equivalents, beginning of period	150,966	265,455

Cash and cash equivalents, end of period	$183,693	$176,692

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	4/28/17	4/29/16	4/28/17	4/29/16
Units in operation:
Open at beginning of period	645	635	641	637
Opened during period	2	1	6	1
(Closed) during period	0	0	0	(2)

Open at end of period	647	636	647	636
Total revenue: (In thousands)
Restaurant	$575,098	$570,477	$1,739,888	$1,713,674
Retail	125,312	129,659	443,175	453,093

Total revenue	$700,410	$700,136	$2,183,063	$2,166,767

Cost of goods sold: (In thousands)
Restaurant	$142,486	$149,484	$441,338	$469,050
Retail	63,396	62,898	232,573	231,237

Total cost of goods sold	$205,882	$212,382	$673,911	$700,287

Average unit volume: (In thousands)
Restaurant	$890.8	$898.4	$2,702.0	$2,696.4
Retail	194.1	204.2	688.3	712.9

Total	$1,084.9	$1,102.6	$3,390.3	$3,409.3

Operating weeks:	8,393	8,255	25,113	24,786

	Q3 2017 vs. Q3 2016	9 mo. 2017 vs. 9 mo. 2016
Comparable store sales period to period increase (decrease):
Restaurant	(0.4%)	0.5%
Retail	(4.7%)	(3.4%)
Number of locations in comparable store base:
	635	632

The following table reports quarterly comparable store restaurant traffic, average check and comparable store restaurant sales.

	First Quarter	Second Quarter	Third Quarter
Comparable restaurant traffic	-1.0%	-1.2%	-2.1%
Average check	2.3%	1.8%	1.7%
Comparable restaurant sales	1.3%	0.6%	-0.4%

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Cracker Barrel Reports Third Quarter Results

May 23, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted provision for taxes and net income per share before the impact of a prior year reduction of the provisions for uncertain tax positions and the prior year retroactive restatement of the Work Opportunity Tax Credit. The Company believes that excluding this item and its related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter ended April 28, 2017			Third Quarter ended April 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
					(1)
Store operating income	$107,478	$—	$107,478	$103,419	$—	$103,419
General and administrative expenses	36,000	—	36,000	36,391	—	36,391

Operating income	71,478	—	71,478	67,028	—	67,028
Interest Expense	3,389	—	3,389	3,436	—	3,436

Pretax income	68,089	—	68,089	63,592	—	63,592
Provision for income taxes	21,165	—	21,165	14,423	5,312	19,735

Net income	$46,924	$—	$46,924	$49,169	($5,312)	$43,857

Earnings per share—Basic	$1.95	$—	$1.95	$2.05	($0.22)	$1.83
Earnings per share—Diluted	$1.95	$—	$1.95	$2.04	($0.22)	$1.82

	Nine Months ended April 28, 2017			Nine Months ended April 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
					(1)(2)
Store operating income	$334,823	$—	$334,823	$309,078	$—	$309,078
General and administrative expenses	104,905	—	104,905	106,217	—	106,217

Operating income	229,918	—	229,918	202,861	—	202,861
Interest Expense	10,703	—	10,703	10,549	—	10,549

Pretax income	219,215	—	219,215	192,312	—	192,312
Provision for income taxes	71,209	—	71,209	54,036	7,604	61,640

Net income	$148,006	$—	$148,006	$138,276	($7,604)	$130,672

Earnings per share—Basic	$6.16	$—	$6.16	$5.77	($0.31)	$5.46
Earnings per share—Diluted	$6.14	$—	$6.14	$5.75	($0.32)	$5.43

(1)	Provision for taxes adjusted for the reduction of provisions for uncertain tax positions.
(2)	Provision for taxes adjusted to exclude $2.3 million in 2016 for the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.

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